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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             TELCOM GROUP USA, INC.
                                    * * * * *

         1. The name of the Corporation is

                             TELCOM GROUP USA, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act so activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the Corporation shall have authority to issue is sixteen million (16,000,000), of which stock fifteen million


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(15,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00), shall be common stock ("Common Stock") and of which one million (1,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Ten Thousand Dollars ($10,000.00), shall be preferred stock ("Preferred Stock").

         (a) Preferred Stock

         The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock with such designations, powers, preferences and rights as may be determined from time to time by the Board of Directors. The Board of Directors is further authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

         (b) Common Stock

                  (1) Dividends. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the outstanding shares of Common Stock of the Corporation.


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                  (2) Liquidation. Subject to the provisions of this Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of any preferential amount due to the holders of shares of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive ratably, based on the number of shares of Common Stock held by such holders, any assets of the Corporation available for distribution to holders of Common Stock.

                  (3) Voting Rights. The holders of shares of Common Stock shall have the following voting rights:

                           A. Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

                           B. Except as otherwise required by law or the provisions of this Certificate of Incorporation, the holders of shares of Common Stock shall not be entitled to vote separately as a class on any matter submitted to a vote of the stockholders of the Corporation.

                  (4) Reacquired Shares. Any shares of Common Stock purchased or otherwise acquired by the Corporation in any manner whatsoever that


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have been retired shall upon their retirement become authorized but unissued shares of Common Stock.

         (c) Number of Authorized Shares.

     The number of authorized shares of any class of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation having a majority of the votes entitled to be cast on matters submitted to a vote of the stockholders of the Corporation, and no class vote shall be required in connection therewith.


         5. (a) The name and mailing address of each incorporator is as follows:

              NAME                      MAILING ADDRESS
         -------------             ----------------------------
         M. A. Brzoska             Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

         K. A. Widdoes             Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

         L. J. Vitalo              Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

                  (b) The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


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                NAME                      MAILING ADDRESS
         -------------------       ---------------------------
         HARVEY M. BLOCH           154 West 57th Street
                                   New York, New York 10019

         RONALD G. NATHAN          154 West 57th Street
                                   New York, New York 10019

         6. The Corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum,


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may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.


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         8. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         Whenever a compromise or arrangement is proposed (between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said


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compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby


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declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of April , 1994.

                                                 /s/ M. A. Brzoska
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                                                 /s/ K. A. Widdoes
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                                                 /s/ L. J. Vitalo
                                                 --------------------


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